POWER OF ATTORNEY
            KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jonathan S. Mothner, Executive Vice President, General Counsel and Secretary of SYNCHRONY FINANCIAL, a Delaware corporation (the "Company"), Danielle Do, Chief Corporate & Securities Counsel of the Company, and Sean Mersten, Senior Counsel, Securities & Finance of the Company, and any of them acting singly, as the undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:
            (1)     apply for electronic access codes with the United States Securities and Exchange Commission (the "SEC") on my behalf;
            (2)     prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5 (including any amendments thereto) with respect to the securities of the Company, with the SEC and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"); and
            (3)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
            The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
            This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

            IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of January, 2018.

By:      /s/ Neeraj Mehta
Name:    Neeraj Mehta

    1

Section 16 Power of Attorney